                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))


[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       The Ashton Technology Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                         ^--Enter Company Name Here--^
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                [LOGO TO COME]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              1900 MARKET STREET
                                   SUITE 701
                       PHILADELPHIA, PENNSYLVANIA 19103

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 21, 2000

To the Holders of Common Stock of
THE ASHTON TECHNOLOGY GROUP, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of The Ashton Technology Group, Inc. (the "Company") will be held at 12:00 noon on Thursday, September 21, 2000 at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania for the purpose of considering and voting upon the following matters:

    1. To elect eight directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

    2. To adopt and approve an amendment to the Company's Certificate of Incorporation to increase the authorized common stock, par value $.01 per share, of the Company from 60 million shares to 100 million shares, an increase of 40 million shares;

    3. To adopt and approve the 2000 Incentive Plan to provide incentive compensation to certain employees, officers, directors and consultants to the Company, and

    4. Any other business that may properly come before the meeting or any postponement, continuation or adjournment thereof.

  The close of business on July 26, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponement, continuation or adjournment thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to notice of and to vote at the Annual Meeting will be open to the examination of any stockholder of the Company upon request during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

  You are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting. This Notice of Annual Meeting and the Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about July 28, 2000.

                                          Sincerely,

Philadelphia, Pennsylvania
July 28, 2000
                                          /s/ Fredric W. Rittereiser

                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                [LOGO TO COME]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                              1900 MARKET STREET
                                   SUITE 701
                       PHILADELPHIA, PENNSYLVANIA 19103

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 21, 2000

  This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of The Ashton Technology Group, Inc., a Delaware corporation (the "Company" or "Ashton"), in connection with the solicitation of proxies by the Board of Directors (together, the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania on Thursday, September 21, 2000, at 12:00 noon local time, and at any postponement, continuation or adjournment thereof (the "Annual Meeting"). Only stockholders of record at the close of business on July 26, 2000 are entitled to notice of, and to vote at, the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about July 28, 2000.

  At the Annual Meeting, stockholders will be asked to (i) elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified, (ii) adopt and approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 60 million shares to 100 million shares; (iii) adopt and approve the 2000 Incentive Plan to provide incentive compensation to certain employees, officers, directors and consultants to the Company; and (iv) transact such other business as may properly come before the Annual Meeting.

  YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                          /s/ Fredric W. Rittereiser
                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

Philadelphia, Pennsylvania
July 28, 2000

                                 INTRODUCTION

Solicitation of Proxies

  If the accompanying proxy is properly executed and returned, the shares of the Common Stock, par value $.01 per share, of the Company ("Common Stock") represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instructions to the contrary, such shares will be voted (i) in favor of the election of the eight nominees for director whose names are listed herein, (ii) in favor of the adoption and approval of the amendment to the Company's Certificate of Incorporation to increase the authorized shares from 60 million to 100 million, and (iii) in favor of the adoption and approval of the 2000 Incentive Plan. The members of the Board of Directors and the executive officers of the Company may be eligible to receive benefits under the 2000 Incentive Plan, if adopted. The Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting other than those described in this Proxy Statement. In the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote such proxy in their discretion with respect to such other matters, if any, that may properly come before the Annual Meeting.

Manner and Expenses of Solicitation

  Solicitation of proxies will be undertaken by officers and employees of the Company, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by the Company. The Company may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock and to request authority for the execution of proxies. If it does so, the Company will reimburse such organizations for their reasonable expenses in connection therewith. In addition, the Company has entered into an arrangement with Corporate Investor Communications, Inc. ("CIC"), whereby CIC shall act as proxy solicitor on behalf of the Board of Directors in connection with the Annual Meeting, soliciting proxies by mail, telephone, facsimile and personal contact. In exchange for its services as proxy solicitor, CIC will receive payment of approximately $5,000 from the Company.

Revocation of Proxy

  Any stockholder may revoke his or her proxy at any time prior to the voting thereof on any matter. Any stockholder who signs and returns a proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Company, (ii) delivering to the Company a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Quorum and Required Vote

  At June 30, 2000, the outstanding voting securities of the Company consisted of 28,194,194 shares of Common Stock. Each share is entitled to one non-cumulative vote for each director to be elected and one vote on each other matter of business properly brought before the meeting.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on July 26, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. A list of all of the Company's stockholders entitled to notice of and to vote at the Annual Meeting will be available at the Annual Meeting for inspection by any stockholder upon request and during regular business hours at the offices of the Company for the ten-day period prior to the Annual Meeting.

  Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

  Election of each director requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

  Approval of the amendment of the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 60 million shares to 100 million shares requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

  Adoption of the 2000 Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

  Abstentions with respect to all proposals will be counted for the purpose of determining whether a quorum is present at the Annual Meeting and will have the effect of a no vote.

  Broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will be counted in determining the presence of a quorum. Broker non-votes with respect to the proposal to elect directors and the proposal to approve the amendment to the Company's Certificate of Incorporation will have the effect of a no vote. Broker non-votes with respect to the proposal to adopt the 2000 Incentive Plan will not be considered as present and entitled to vote, and thus will have no effect on the results of any such vote.

                       PROPOSAL I: ELECTION OF DIRECTORS

Nominees for Election as Directors

  The Board of Directors currently consists of eight (8) members: Arthur J. Bacci, Thomas G. Brown, Richard E. Butler, K. Ivan F. Gothner, Herbert Kronish, Fredric W. Rittereiser, William W. Uchimoto and Fred S. Weingard. Under the Company's Bylaws, the Board of Directors is authorized to determine the number of directors of the Company. The number of directors to be elected at the Annual Meeting has been fixed at eight (8). The Board of Directors has nominated Arthur J. Bacci, Thomas G. Brown, Richard E. Butler, K. Ivan F. Gothner, Herbert Kronish, Fredric W. Rittereiser, William W. Uchimoto and Fred
S. Weingard to be elected to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

  Each nominee has consented to being a nominee and to serving as a director if elected. In the event that any nominee should be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors or the Board of Directors may decide to reduce the number of directors. All of the nominees for election as directors are presently members of the Board of Directors. The Board of Directors recommends a vote FOR all of the nominees proposed by the Board of Directors.

Directors and Executive Officers of the Company

  Set forth below is certain information about the directors and executive officers of the Company. For information concerning the number of shares of Common Stock owned by each director and all directors and executive officers as a group as of June 30, 2000, see "Security Ownership of Certain Beneficial Owners and Management."

 Name                        Age                    Position
 ----                        ---                    --------
 Fredric W. Rittereiser(1)..  63 Chairman, Chief Executive Officer and Director
 Arthur J. Bacci(1).........  41 President, Chief Operating Officer and
                                 Director
 Thomas G. Brown(1).........  54 Director
 Richard E. Butler(1).......  64 Director
 K. Ivan F. Gothner(1)......  42 Director
 Marc Gresack...............  44 President and Director, Universal Trading
                                 Technologies Corporation (subsidiary of the
                                 Company)
 Herbert Kronish(1).........  74 Director
 Matthew J. Saltzman........  40 President and Director, Electronic Market
                                 Center, Inc. (subsidiary of the Company)
 William W. Uchimoto(1).....  44 Executive Vice President, General Counsel, and
                                 Director
 Fred S. Weingard(1)........  47 Executive Vice President, Chief Technology
                                 Officer, and Director

--------
(1)  Nominee for election as director.

  Fredric W. Rittereiser has been Chairman of the Board of Directors since March 24, 1999. Mr. Rittereiser has been Chief Executive Officer of the Company since October 1996 and a member of the Board of Directors since December 1996. Mr. Rittereiser also serves as Chairman and Chief Executive Officer of Universal Trading Technologies Corporation ("UTTC") and as a director of Electronic Market Center, Inc. ("eMC") and Ashton Technology Canada, Inc. ("ATG Canada"), each a majority owned subsidiary of the Company. Mr. Rittereiser also serves as a director of NextExchange, Inc. ("NextExchange") and Croix Securities, Inc., both wholly owned subsidiaries of UTTC. Mr. Rittereiser is Chairman of ATG International, Inc. ("ATG International"), a wholly owned subsidiary of the Company. Mr. Rittereiser was an independent management consultant from 1990 until 1996, mainly serving companies involved in the financial services industry, having held senior management positions with a number of investment banking firms prior to becoming an independent management consultant. He also has extensive experience in the development and introduction of electronic securities trading systems, having served as President, Chief Operating Officer and director of Instinet Corporation, a publicly held company, from 1983 through 1985. Mr. Rittereiser is also a director of Rexnetwork.com, Inc., a privately held company.

  Arthur J. Bacci has been President and Chief Operating Officer since March 24, 1999 and a member of the Board of Directors since September 1999. From August 1998 to June 2000, Mr. Bacci served as Chief Financial Officer of the Company and UTTC. Mr. Bacci is also Chairman and Chief Executive Officer of eMC. Mr. Bacci serves as the President and director of ATG International and as a director of ATG Canada and NextExchange. Immediately prior to joining the Company in 1998, Mr. Bacci was a Senior Manager at KPMG. From 1995 to 1997, Mr. Bacci was a Principal Consultant with Price Waterhouse. Before joining Price Waterhouse, Mr. Bacci held various management positions with William E. Simon & Sons and its affiliates since 1988.

  Thomas G. Brown has been a member of the Board of Directors since September 1999. Mr. Brown also serves as a director of ATG International. Mr. Brown has served as the Chief Financial Officer and a director of Mobile P.E.T. Systems, Inc., a publicly traded company, since April 1999. Mr. Brown has been President and Managing Director of Wyndham Capital Corporation, an investment banking and research firm since he founded it in 1996. Mr. Brown was also a co-founder of Ablum, Brown & Company, an investment banking firm specializing in leveraged buyout transactions and served as its Managing Director from January 1988 until December 1995. Prior to his tenure with Ablum, Brown & Company, Mr. Brown served as principal of several investment management and investment banking firms including seven years as a principal of Deihl, Speyer & Brown, a regional investment banking firm. Mr. Brown is a Chartered Financial Analyst.

  Richard E. Butler has been a member of the Board of Directors since February 1998. Mr. Butler also serves as a director of ATG International. Mr. Butler has been an independent management and marketing consultant since 1984. Throughout his career, Mr. Butler has been active in marketing and strategic development for a variety of public and private companies. Mr. Butler has held executive positions with organizations including CBS, Prepared Products and has served as President and Chief Executive Officer of BBDO/West. His work experience has focused on new and emerging companies and industries ranging from financial services to consumer products. Mr. Butler has served as a director of several public and private companies and was a founding director of Metrobank, now Comerica.

  K. Ivan F. Gothner has been a member of the Board of Directors since December 1997. Mr. Gothner also serves as a director of UTTC, eMC, ATG International and Gomez Advisors, Inc., an affiliate of the Company. Mr. Gothner is Managing Director and founder of Adirondack Capital, LLC, ("Adirondack") a private merchant banking firm, which focuses on serving small and mid-size growth companies. Mr. Gothner also served as Managing Director of First United Equities Corporation ("First United") from 1995 to 1997. First United was the managing underwriter of the Company's initial public offering, for which it received customary compensation. From 1994 to 1995, Mr. Gothner served as the Executive Vice President and interim Chief Operating Officer of Breasy Medical Equipment (USA) Inc. Mr. Gothner is also a director of Laminaire Corporation and Mobile P.E.T. Systems, Inc., both publicly traded companies.

  Marc Gresack has been a member of the Board of Directors of UTTC and its President since March 2000. As UTTC's president, Mr. Gresack is responsible for strategic business development and marketing of on-line transaction and intelligent matching systems. Until March 2000, Mr. Gresack was Senior Vice President and a registered principal of Instinet Corporation, where he was most recently responsible for strategic business development and acquisition strategy.

  Herbert Kronish has been a member of the Board of Directors since June 2000 and serves as a director of ATG International. Mr. Kronish is the founder and a Senior Partner of the New York law firm of Kronish Lieb Weiner & Hellman LLP. Mr. Kronish has focused his law practice primarily in the areas of public and private financings and mergers and acquisitions. Mr. Kronish has been admitted to practice law since 1953 and is a member of the Association of the Bar of the City of New York, the New York State Bar Association, the New York County Lawyers Association and the American Bar Association. Mr. Kronish served as a member of the Board of Directors of Ampal-American Israel Corporation, a publicly traded company, from 1994 to 1997. Mr. Kronish serves as a director of UJA Federation of Jewish Philanthropies, New York, and the American Jewish Joint Distribution Committee and was a member of the Board of Governors of the Jewish Agency for Israel from 1992 to 1998.

  Matthew J. Saltzman has been a member of the Board of Directors of eMC and its President since April 2000. As eMC's president, Mr. Saltzman is responsible for developing the company's fully electronic, professionally managed investment advice program, which will be marketed in the form of a multi-manager wrap fee account service. From February 1995 until April 2000, Mr. Saltzman was First Vice President, Investments, with Prudential Securities, Inc., where he was responsible for managing the investment accounts of several large municipalities, pension funds and trust funds.

  William W. Uchimoto has been a member of the Board of Directors and has served as Executive Vice President and General Counsel of the Company since June 1998. Mr. Uchimoto also serves as the President of NextExchange and as a director of ATG International. Mr. Uchimoto joined UTTC in the fall of 1997 as Executive Vice President of International Business Development. Mr. Uchimoto served as Associate General Counsel of the Philadelphia Stock Exchange from 1986 to 1987, at which time he was appointed General Counsel, a position he held until 1997. From 1981 to 1986, Mr. Uchimoto was an attorney with the Securities and Exchange Commission ("SEC").

  Fred S. Weingard has been Executive Vice President of Systems and Advanced Analytics and Chief Technology Officer since July 1996 and a member of the Board of Directors since October 1996. Mr. Weingard also serves as a director of UTTC and ATG International. Mr. Weingard was employed as a principal of Booz Allen & Hamilton Inc. ("Booz Allen") from 1985 until June 1996. Mr. Weingard was the founder and director of Booz Allen's Advanced Computational Technologies & Systems practice. Mr. Weingard is a Professional Engineer and is registered in New York State and Washington State. Mr. Weingard has expertise in systems engineering, integration, and test and in the field of neural networks and has been an invited panelist/lecturer for government, industry, academia, and professional societies. He has co-authored over 12 scientific papers and publications and holds patents on several inventions.

Committees of the Board of Directors

  The Board of Directors has three committees: a Compensation Committee, an Audit Committee and a Nominating Committee.

  The Audit Committee is comprised of Thomas G. Brown, Richard E. Butler, K. Ivan F. Gothner and Herbert Kronish (since June 20, 2000). Richard E. Butler is Chairman of the Audit Committee. The Audit Committee considers and reviews all matters arising in connection with external audit reports, auditors' management reports and related matters. A copy of the Charter of the Audit Committee is attached as Exhibit B to this proxy statement. The Audit Committee met six times during the last fiscal year.

  Mr. Brown, Mr. Butler and Mr. Kronish satisfy the "independent director" standards of the National Association of Securities Dealers, Inc. ("NASD"), as they apply to the audit committees of public companies registered for trading on the Nasdaq Stock Market, Inc. ("Nasdaq"). Mr. Gothner, however, does not meet this standard due to his receipt of compensation from the Company in excess of $60,000, other than his compensation for board service. Under the NASD's rules, Mr. Gothner may continue to serve as a member of the Company's Audit Committee, provided that (i) the Board discloses the nature of Mr. Gothner's relationship to the Company (see "Certain Relationships and Related
Transactions: Adirondack Capital, LLC and K. Ivan F. Gothner;") and (ii) the Board of Directors determines that Mr. Gothner's service on the Audit Committee is in the best interests of the Company and its stockholders and the Board discloses, in this proxy statement, the reasons for that determination. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to continue the appointment of Mr. Gothner to the Audit Committee, notwithstanding the fact that he does not meet the technical requirements for independence under the NASD rules. Mr. Gothner has served on the Board of Directors of the Company since December 1997 and has provided guidance to the Company, through his service on the Audit Committee, in the areas of strategic planning and corporate finance. This guidance has been important to the Company in striving toward its long-term goals. In addition, Mr. Gothner has played an critical role in attracting capital to the Company by acting as the investment banker for most of the Company's private equity financing. Furthermore, Mr. Gothner has always voted independently as a member of the Audit Committee and Board of Directors. In sum, Mr. Gothner has served for four distinguished years as a member of the Company's Audit Committee. Therefore, the Board of Directors has determined that it is in the best interests of the Company to re-appoint Mr. Gothner to the Audit Committee.

  The Compensation Committee is comprised of Thomas G. Brown, Richard E. Butler, K. Ivan F. Gothner and Herbert Kronish (since June 20, 2000). K. Ivan
F. Gothner is the Chairman of the Compensation Committee. The Compensation Committee reviews the compensation of all officers of the Company and administers the Company's employee stock option and incentive plans. The Compensation Committee met five times during the last fiscal year.

  The Board of Directors formed the Nominating Committee in May 1999. The Nominating Committee currently consists of Messrs. Rittereiser, Bacci and Gothner. The Nominating Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Nominating Committee considers suggestions from many sources, including stockholders. The Nominating Committee met once since it was formed.

  The Board of Directors held twelve meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees of which he was a member held during the portion of the year that he was a member of the Board of Directors or committee member.

Compensation of Directors

  The directors of the Company who are also executive officers have not been compensated for their service as directors. Commencing April 1, 1999, each non-employee director began receiving a monthly retainer fee of $5,000. In addition, the Chairman of the Audit Committee is paid an additional monthly fee of $2,500. The following table describes the fees paid to directors of the Company who are not executive officers:

                                                         Board
                                                        Retainer    Consulting
Name                                                      Fees         Fees
----                                                  ------------ -------------
Richard E. Butler.................................... $7,500/month $         --
K. Ivan F. Gothner(1)................................ $5,000/month $10,000/month
Thomas G. Brown...................................... $5,000/month $         --
Herbert Kronish(1)................................... $5,000/month $         --

--------
(1)  See "Certain Relationships and Related Transactions."

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

  Mr. Weingard, Ashton and UTTC are parties to an Employment Agreement, which provides that Mr. Weingard is to serve as Executive Vice President of Systems and Advanced Analytics. The agreement, as amended as of June 24, 1999, provides that Mr. Weingard shall be paid a salary of $265,000 per year for a three-year term ending in July 2002. Under the agreement, Mr. Weingard was granted a five-year option to purchase 187,500 shares of UTTC common stock at a price of $2.00 per share which became exercisable on July 8, 1998 and an option to purchase 100,000 shares of Common Stock at a price of $14.25 per share, which became fully exercisable in June 1999. Additionally, upon the extension of Mr. Weingard's Employment Agreement, the Company granted Mr. Weingard a five-year option to purchase 100,000 shares of Common Stock at a price of $10.50 per share, which became exercisable on June 24, 1999, and the Company agreed to register 150,000 shares of Common Stock underlying options that were granted to Mr. Weingard on July 15, 1998. The agreement also provides that Ashton or UTTC shall maintain Officer's Errors and Omissions Insurance including Mr. Weingard as an insured. In the event of Mr. Weingard's termination with or without cause, Ashton or UTTC is required to pay Mr. Weingard one month's base salary for each whole or partial six-month period of employment remaining under the agreement. The agreement also contains customary provisions regarding confidentiality and non-competition.

  The Company and Mr. Bacci are parties to an Employment Agreement pursuant to which the Company agreed to employ Mr. Bacci for a three-year term ending in July 2001. The agreement provides that Mr. Bacci be paid a salary of $210,000 per year and provides for a one-time lump sum payment of $68,000 related to relocation expenses. Under the agreement, Mr. Bacci is eligible to participate in any bonus plan established for executives of the Company and is entitled to all benefits provided to similarly situated employees of the Company. In connection with the execution of the agreement, the Company granted Mr. Bacci a five-year option to purchase 150,000 shares of Common Stock at $3.188 and a five-year warrant to purchase 187,500 shares of common stock of UTTC at a price of $1.33 per share. All of the options granted in connection with the execution of the agreement vest over the term of the agreement. In the event of Mr. Bacci's termination without cause, the Company is required to pay his salary for six months and continue his benefits for the duration of the term of the agreement. The agreement also contains customary confidentiality and non-competition provisions.

  eMC, a subsidiary of the Company, and Mr. Saltzman entered into an Employment Agreement dated as of April 18, 2000 pursuant to which eMC agreed to employ Mr. Saltzman for a three-year term. Under the

Agreement, Mr. Saltzman is paid a salary of $225,000 per year and is eligible to participate in any bonus plan established for executives of eMC and is entitled to all benefits provided to similarly situated employees of the Company. In connection with the execution of the agreement, Mr. Saltzman was granted an option to purchase 100,000 shares of the Company's Common Stock at $4.00 per share, an option to purchase 150,000 shares of common stock of UTTC at a price of $3.50 per share, an option to purchase 40,000 shares of Gomez at $5.10 per share, an option to purchase 1.25 million shares of eMC common stock at $.50 per share, and an option to purchase 25,000 shares of Gomez at $5.10 per share (such options to be issued upon the satisfaction of certain conditions). All of the options granted in connection with the execution of the agreement vest over the term of the agreement. In the event of Mr. Saltzman's termination without cause or for "good reason," eMC will pay his salary from the effective date of termination until the end of the three-year term of the agreement. The agreement also contains customary confidentiality and non-competition provisions.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

  The following tables set forth certain information as of June 30, 2000 regarding (i) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by the executive officers and directors of the Company and (ii) the beneficial ownership of the equity securities of the Company and certain of its subsidiaries by all executive officers and directors of the Company as a group. As of June 30, 2000, there were 28,194,194 shares of Common Stock issued and outstanding.

1. The Ashton Technology Group, Inc., Common Stock, par value $.01 per share

                                                        Amount and
                                                        Nature of
Name and Address of                                     Beneficial    Percent
Beneficial Owner**                                      Ownership     of Class
-------------------                                     ----------    --------
Arthur J. Bacci........................................   198,660(1)       *
Thomas G. Brown........................................    50,000(2)       *
Richard E. Butler......................................   230,000(3)       *
K. Ivan F. Gothner.....................................   770,262(4)     2.4%
Marc Gresack...........................................       -0-          *
Herbert Kronish........................................       -0-          *
Fredric W. Rittereiser................................. 1,628,500(5)     5.1%
Matthew J. Saltzman....................................     5,000          *
William W. Uchimoto....................................   275,536(6)       *
Fred S. Weingard.......................................   873,869(7)     2.8%
All executive officers and directors of the Company as
 a group (11 persons).................................. 4,037,427***    12.8%

--------
*  Represents less than 1%.
** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., 1900 Market Street, Suite 701, Philadelphia, PA 19103.
***  Includes 3,488,965 shares issuable upon exercise of stock option.
(1) Represents (i) 11,100 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $3.1875 per share; and (iii) 87,560 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00.
(2) Represents 50,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share.
(3) Represents (i) 180,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable $1.875 per share; and (ii) 50,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(4) Represents (i) 20,262 shares of Common Stock; and (ii) 750,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.

(5) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 403,500 shares of Common Stock held of record by The Dover Group, Inc ("Dover");
     (ii) 25,000 shares of Common Stock issuable upon the exercise of warrants held by Dover which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $1.875 per share;
     (iv) 100,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.
(6) Represents (i) 3,000 shares of Common Stock; (ii) 180,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share; and (iii) 92,536 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(7) Represents (i) 10,000 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $14.25 per share; (iii) 538,750 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share; (iv) 100,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $10.50 per share; and (v) 125,119 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.

2. Universal Trading Technologies Corporation (Majority Owned Subsidiary), Common Stock, par value $.01 per share (18,530,417 shares outstanding)

Name and Address of                              Amount and Nature of Percent
Beneficial Owner                                 Beneficial Ownership of Class
-------------------                              -------------------- --------
Arthur J. Bacci.................................        500,000(1)       2.3%
Thomas G. Brown.................................        125,000(2)         *
Richard E. Butler...............................        225,000(3)       1.0%
K. Ivan F. Gothner..............................        640,000(4)       2.9%
Marc Gresack....................................            -0-            *
Herbert Kronish.................................            -0-            *
Fredric W. Rittereiser..........................      1,000,001(5)       4.5%
Matthew J. Saltzman.............................            -0-            *
William W. Uchimoto.............................        500,000(6)       2.3%
Fred S. Weingard................................        650,000(7)       2.9%
All executive officers and directors of the
 Company as a group (11 persons)................      3,650,001 **      16.5%

--------
*  Represents less than 1%.
**  Includes 3,395,000 shares issuable upon exercise of stock options.
(1) Represents (i) 187,500 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.33 per share; and
     (ii) 312,500 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(2) Represents 125,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(3) Represents 225,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(4) Represents 640,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(5) Represents (i) 250,001 shares of Common Stock held by Dover; and (ii) 750,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(6) Represents 500,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(7) Represents (i) 650,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.

3. Electronic Market Center, Inc. (Majority Owned Subsidiary), Common Stock, par value $.0001 per share (10,000,000 shares outstanding)

Name and Address of                              Amount and Nature of Percent
Beneficial Owner                                 Beneficial Ownership of Class
-------------------                              -------------------- --------
Arthur J. Bacci.................................        212,500          2.1%
Thomas G. Brown.................................         75,000            *
Richard E. Butler...............................         75,000            *
K. Ivan F. Gothner..............................        187,500          1.9%
Marc Gresack....................................        175,000          1.8%
Herbert Kronish.................................            -0-            *
Fredric W. Rittereiser..........................        300,000          3.0%
Matthew J. Saltzman.............................      1,950,000         19.5%
William W. Uchimoto.............................        175,000          1.8%
Fred S. Weingard................................        175,000          1.8%
All executive officers and directors of the
 Company as a group (10 persons)................      3,325,000         33.3%

--------
*  Represents less than 1%.

Certain Beneficial Owners

  The following table sets forth certain information as of June 30, 2000 regarding each person, other than directors and executive officers, who is known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and Address of                               Amount and Nature of Percent
Beneficial Owner                                  Beneficial Ownership of Class
-------------------                               -------------------- --------
The Dover Group, Inc.
 20 Maple Street
 Toms River, NJ 08753............................      1,628,500(1)      5.6%

--------
(1)  Includes: (i) 403,500 shares of Common Stock held of record by Dover;
     (ii) 25,000 shares of Common Stock issuable upon the exercise of warrants held by Dover which are currently exercisable at $5.85 per share; (iii) 1,000,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $1.875 per share;
     (iv) 100,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.

                            EXECUTIVE COMPENSATION

  The table below sets forth the amount of all compensation paid by the Company during the years ended March 31, 1998, March 31, 1999, and March 31, 2000 to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers.

  On July 1, 1999, the Company entered into deferred compensation plans with each of its key executives. Pursuant to the plan, the Company maintains (a) term life insurance policies on Mr. Rittereiser in the amount of $5,000,000
(b) key man life insurance policies on Mr. Rittereiser in the amount of $3,000,000, (c) term life insurance policies on Mr. Bacci, Mr. Uchimoto, and Mr. Weingard in the amount of $1,100,000 each, and (d) key man split-dollar life insurance policies on Mr. Bacci, Mr. Uchimoto, and Mr. Weingard in the amount of $900,000 each. The plan provides that each executive's interest in the respective policy vests upon the first to occur of (i) the fifth anniversary of the policy commencement date, provided the executive is still employed by the Company; (ii) the executive's retirement from employment on or after age 65; (iii) a determination that the executive is totally and permanently disabled; or (iv) a change in control of the Company. Within 90 days following the date upon which each executive's interest in the policy vests, the policy will be transferred to the executive. Should the executive die prior to vesting of the policy, the executive's designated beneficiary will receive the death benefits associated with the policy, less premium payments made by the Company.

                          Summary Compensation Table

                                                                          Long-Term
                                       Annual Compensation               Compensation
                                  ------------------------------------ ----------------
                                                                        Number    All
        Name and                  Salary   Bonus     Other                of     Other
   Principal Position     Year      ($)     ($)       ($)       Total   Options   ($)
   ------------------     ----    ------- -------    ------    ------- --------- ------
Fredric W. Rittereiser..  2000(1)     -0-     -0-       -0-        -0-       -0- 62,486(2)(4)
 Chairman and Chief       1999(1)     -0-     -0-       -0-        -0- 1,000,000 31,272(2)
 Executive Officer        1998(1)     -0-     -0-       -0-        -0-       -0-    -0-

Arthur J. Bacci.........  2000    175,000     -0-       -0-    175,000       -0- 10,049(4)
 President and Chief      1999     92,307     -0-    68,000(3) 160,307   250,000    -0-
 Operating Officer

Marc Gresack............  2000      4,327     -0-       -0-      4,327   200,000    -0-
 President, UTTC

William W. Uchimoto.....  2000    190,000     -0-       -0-    190,000       -0- 12,195(4)
 Executive Vice           1999    119,851  25,000(5)    -0-    144,841   280,000    -0-
 President and General    1998     40,385     -0-       -0-     40,385       -0-    -0-
 Counsel

Fred S. Weingard........  2000    245,000  65,000       -0-    310,000   100,000 15,057(4)
 Executive Vice           1999    188,557 120,000       -0-    308,557   688,750    -0-
 President and Chief      1998    224,999     -0-       -0-    224,999       -0-    -0-
 Technology Officer

--------
(1) Dover was paid $180,000, $235,000 and $125,000 in consulting fees for the fiscal years ended March 31, 2000, 1999 and 1998, respectively. Mr. Rittereiser is the sole stockholder, director and officer of Dover. For fiscal 2001, Mr. Rittereiser and the Company are negotiating an Employment Agreement pursuant to which Mr. Rittereiser will be compensated directly by the Company.
(2) Represents the payment of the premiums of a life insurance policy for the benefit of the family of Mr. Rittereiser.
(3) Represents a one-time lump sum payment for the reimbursement of relocation expenses.
(4)  Represents the payment of the premiums of a life insurance policy.
(5) Represents one-time signing bonus paid upon becoming an officer of the Company.

  Since inception, the Company has not granted stock appreciation rights and does not have a defined benefit or actuarial plan.

Option Grants in Last Fiscal Year

  The following table sets forth, for each of the named executive officers, certain information concerning options granted during the fiscal year ended March 31, 2000.

                     Option/SAR Grants in Last Fiscal Year

                                                                         Potential
                                                                        realizable
                                                                     value at assumed
                                                                      annual rates of
                                                                           stock
                                                                    price appreciation
                                                                            for
                                       Individual Grants                option term
          (a)                (b)         (c)         (d)      (e)     (f)       (g)
                          Number of   % of Total
                         Securities    Options    Exercise
                         Underlying   Granted to   or Base  Expira-
                           Options   Employees in   Price    tion
          Name           Granted (#) fiscal year  ($/share)  Date    5%($)     10%($)
          ----           ----------- ------------ --------- ------- -------- ----------
Marc Gresack............   200,000       17.4%     $ 9.75   3/27/05 $538,746 $1,190,495
Fred S. Weingard........   100,000        8.7%     $10.50   6/24/04 $290,094 $  641,036

Aggregated Option Exercises in Year Ended March 31, 2000 and Year End Option Values

  The following table sets forth certain information concerning the number of unexercised stock options held by the Company's executive officers at March 31, 2000 and the value thereof and the number of exercised options and the value thereof during the fiscal year ended March 31, 2000. Amounts were calculated by multiplying the number of unexercised options by the closing price of the Common Stock on March 31, 2000 ($8.4375) and subtracting the exercise price.

                           Shares              Number of Securities       In-the-Money Value
                          Acquired   Value    Underlying Unexercised        of Unexercised
                             On     Realized   Options at FY-End (#)     Options at FY-End ($)
          Name            Exercises   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----            --------- -------- ------------------------- -------------------------
Fredric W. Rittereiser..      --       --           1,000,000/-0-             6,562,500/-0-
Arthur J. Bacci.........      --       --         150,000/100,000           906,250/525,000
Marc Gresack............      --       --             -0-/200,000                   -0-/-0-
William W. Uchimoto.....      --       --             280,000/-0-             1,825,000/-0-
Fred S. Weingard........      --       --             888,750/-0-             4,501,172/-0-

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Dover Group, Inc. and Fredric W. Rittereiser. On January 14, 1998, the Company entered into an agreement with Dover and Mr. Rittereiser, whereby Dover and Mr. Rittereiser agreed to reimburse the Company for $413,980 in legal costs associated with a lawsuit brought by David N. Rosensaft against the Company (the "Rosensaft lawsuit"), to the extent such costs were not covered by the Company's directors' and officers' liability insurance carrier. Dover and Mr. Rittereiser pledged 250,001 shares (adjusted for stock split) of UTTC stock as collateral in support of their agreement to pay the legal costs (the "Agreement to Pay Legal Costs"). The Company has submitted a claim to its insurance carrier in the full amount of such legal costs. To date, the Company and its insurance carrier have not reached agreement as to whether the legal costs of the Rosensaft lawsuit are covered by the Company's directors and officers' liability insurance policy.

  On March 4, 1998, the U.S. District Court for the Southern District of New York entered an order awarding damages against Dover and Mr. Rittereiser in the Rosensaft lawsuit in the amount of $1.2 million. The Company and its subsidiary, UTTC, had previously been dismissed as parties to the Rosensaft lawsuit. On April 7, 1998, the Company's Board of Directors, after due deliberation, concluded that the Company and UTTC derived mutual benefit from the Rosensaft settlement entered into by Dover and Mr. Rittereiser. The Board resolved to fund one-third of the $1.2 million settlement amount. Separately, UTTC agreed to fund one-third of the Rosensaft settlement. On April 8, 1998, pursuant to a Repayment Agreement, the Company loaned $380,000 to Dover and Mr. Rittereiser at an annual interest rate of 9% for thirty months to satisfy their portion of the Rosensaft settlement (the "Agreement to Pay Settlement Costs"). In exchange for the loan to satisfy the Rosensaft settlement, Dover initially pledged 300,000 shares of Company Common Stock under its control to the Company. On March 20, 2000, the Company, Dover and Mr. Rittereiser amended the Agreement to Pay Settlement Costs and reduced the number of shares of Company Common Stock subject to the pledge from 300,000 shares to 63,500 shares.

  On April 3, 2000, the Board of Directors of the Company resolved to accept from Dover and Mr. Rittereiser shares of common stock of Gomez Advisors, Inc. equivalent in value to the amounts due and owing to the Company under the Agreement to Pay Legal Costs and the Agreement to Pay Settlement Costs, or approximately $794,000 plus accrued interest, as full and complete satisfaction of the debt to the Company which Dover and Mr. Rittereiser owe under those agreements. The number of shares of Gomez Advisors, Inc. stock to be transferred to the Company will be determined at the time of the initial public offering of common stock of Gomez Advisors, Inc. and will be valued at the initial public offering price of such shares. It is anticipated that the initial public offering will take place during 2000.

  In April 2000, Mr. Rittereiser entered into an agreement with Morgan Stanley Dean Witter ("Morgan Stanley") whereby he pledged certain shares of his Company Common Stock in exchange for a loan from Morgan Stanley in the amount of $500,000 to be used to defray Mr. Rittereiser's 1999 personal income tax liability (the "Rittereiser Loan"). Morgan Stanley issued a request to the Company to provide additional credit enhancements to secure the Rittereiser Loan, in the form of a guarantee of the Rittereiser Loan by the Company. The Company agreed to guarantee the Rittereiser Loan up to $500,000, on the condition that Mr. Rittereiser secure the Company's guarantee with sufficient personal collateral pledged to the Company and on the condition that the guarantee shall only extend until such time that Mr. Rittereiser repays the Rittereiser Loan or locates other collateral to substitute for the Company's guarantee. Mr. Rittereiser agreed to secure the Company's guarantee of the Rittereiser Loan with a first lien on residential real estate, which is valued in excess of $500,000, and has agreed to repay the Rittereiser Loan and/or locate substitute collateral for the Company's guarantee within a reasonable period of time.

  For the fiscal year ended March 31, 2000, the Company paid Dover $180,000 in consulting fees for consulting services rendered and reimbursed expenses in connection with the Company's financings and product development. Mr. Rittereiser, the Company's Chairman and Chief Executive Officer, is the sole stockholder, director and officer of Dover.

  Adirondack Capital, LLC and K. Ivan F. Gothner. K. Ivan F. Gothner, a director of the Company, is the managing director of Adirondack. Gomez Advisors, a company affiliated with Ashton, paid Adirondack $50,000 during April 1999 in conjunction with financial advisory services it provided in connection with the offer and sale of Series B Convertible Preferred Stock by Gomez Advisors. Mr. Gothner is a member of the Board of Directors of Gomez Advisors.

  On April 3, 1998, the Company entered into a Private Equity Line of Credit Agreement (the "Private Equity Agreement") which provided for an aggregate commitment of $18,000,000 to the Company. In connection with the Private Equity Agreement, certain accredited investors agreed to purchase shares of the Company's Series D and Series E Convertible Preferred Stock and granted the Company certain put rights to cause the accredited investors to purchase shares of the Company's Common Stock. As compensation for its services in connection with the Private Equity Agreement, the Company paid Adirondack $287,500 during fiscal 2000.

  In addition, on May 2, 1997 the Company entered into a consulting arrangement with Adirondack pursuant to which it pays Adirondack a consulting fee of $10,000 per month in exchange for investment banking and financial advisory services provided to the Company. On March 17, 1999, the Company received an independent opinion from an investment banking firm stating that the fees paid to Adirondack are comparable to fees that it would have been required to pay if it had obtained such services from an unaffiliated third party. Commencing April 1, 1999, Mr. Gothner began to receive a monthly board retainer fee of $5,000 per month.

  Kronish Lieb Weiner & Hellman LLP and Herbert Kronish. Kronish, Lieb, Weiner & Hellman LLP, the law firm of which Herbert Kronish, a director of the Company, is a Senior Partner, acted as counsel to the Company in various matters during fiscal 2000 and was paid aggregate fees of $118,479 during that period.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% stockholders during the year have made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except that Marc Gresack, a Company executive, filed one Form 3 that reported one transaction that was not reported on a timely basis.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Introduction

  The Compensation Committee of the Board of Directors is responsible for developing and implementing compensation policies, plans and programs for our executive officers to enhance our profitability, and thus stockholder value, by providing for competitive levels of compensation, rewarding performance that enhances profitability and encouraging long-term service. The Compensation Committee's is comprised of a majority of persons who are not current or former employees of our company.

  The principal components of ongoing compensation of executive officers are salary, an annual bonus tied to performance and stock option awards providing incentives and rewards for long-term service and performance. The Compensation Committee's functions include reviewing salary levels for executive officers on an annual basis, establishing and determining the level of performance targets upon which payment of annual bonuses is conditioned and other terms of such annual bonuses, granting stock options and otherwise administering our Incentive and Stock Option Plans. If approved and adopted by the Company's stockholders, the Compensation Committee will administer our 2000 Incentive Plan, which provides for the award of incentive and non-qualified stock options, restricted Company stock, performance shares and performance units to selected officers, directors, key employees and consultants of the Company and its subsidiaries. The Compensation Committee acts on behalf of our company in negotiating the terms of employment agreements (including modifications to existing employment agreements) with executive officers and advises and makes recommendations to the Board of Directors regarding the approval of such employment agreements and adoption of compensation and benefit plans (including amendments to existing plans) in which executive officers and directors may participate.

  The Compensation Committee intends that compensation paid to the Chairman of the Board of Directors, Chief Executive Officer and President and the other executive officers named in the Summary Compensation Table not be subject to the limitation on tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), so long as this can be achieved in a manner consistent with the Compensation Committee's other objectives. Code
Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain named executive officers in excess of $1 million, unless such payments result from "qualified performance-based compensation." The Compensation Committee has been advised that compensation paid in fiscal 2000 will not be subject to the limitation on deductibility under Code Section 162(m).

 Compensation Of The Chief Executive Officer

  In prior fiscal years, including the 2000 fiscal year, the Company's Chief Executive Officer was compensated through a consulting arrangement with The Dover Group, Inc. Beginning with the 2001 fiscal year the Company and Mr. Rittereiser have agreed in principal upon a direct compensation arrangement pursuant to an employment agreement that will be executed by the parties during July 2000. In establishing the compensation to be paid to the Chief Executive Officer, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of certain other companies in the e-commerce financial services industry at comparable stages of development. In addition, in order to align Mr. Rittereiser's interests with the long-term interests of the Company's stockholders, the Compensation Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

  At the Company's current stage of development, the Compensation Committee believes that Mr. Rittereiser's performance as Chairman and Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new strategic partners, identifying and securing partners both domestically and internationally for marketing the Company's products, identifying and acquiring new technology opportunities, identifying and acquiring companies that promote the strategic interests of the Company and its subsidiaries, maintaining relationships with the Philadelphia Stock Exchange and other significant entities and stakeholders and raising the necessary capital to fund the Company's growth.

  In evaluating and establishing Mr. Rittereiser's current compensation package, the Committee considered the following accomplishments of the Company during fiscal 2000:

 . The launch of the eVWAP(TM) trading system, and the subsequent "ramping up" of the system in both the number of users and the number of clearing firms committed to the system.

 . The hiring of several senior marketing executives to broaden the Company's institutional marketing focus.

 .  The acquisition of E-Trustco.com Inc. by the Company's subsidiary
   Electronic Market Center, Inc.

 . The execution of definitive agreements to market the eVWAP(TM) trading system in Hong Kong with Kingsway Electronic Services Ltd., and in Toronto with the Toronto Stock Exchange.

 .  The conceptualization of expanded product offerings for UTTC.

  Given the significant role played by Mr. Rittereiser in each of the above-noted accomplishments, the Committee set Dover's fiscal 2000 consulting fees at $180,000, which is a decrease from its fiscal 1999 consulting fees of $235,000. Upon the execution of the employment agreement between Mr. Rittereiser and the Company, which is still subject to final negotiations, beginning with the 2001 fiscal year, Mr. Rittereiser will receive an option to purchase 500,000 shares of Company common stock, and his salary will be set at $300,000 per year for services to UTTC, plus $5,000 per month for services to Ashton. The Committee believes that each of these actions was particularly appropriate given Mr. Rittereiser's performance during fiscal 2000 and in order to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned e-commerce financial services companies.

 Compensation Of Other Executive Officers

  Our compensation program for other executive officers is reviewed annually to provide amounts generally consistent with the range paid by companies in similar industries, but without pegging such amounts to a specific percentile. The salary increases and option grants for fiscal 2000 were intended to highlight the strong link between each executive officer's annual compensation and the Company's target level of performance.

  On the basis of the Company's performance during fiscal 1999 and 2000, the Committee reapportioned Mr. Weingard's salary from $185,000 per year (with a guaranteed semi-annual bonus of $40,000) to $265,000

(without a guaranteed bonus), increased Mr. Bacci's salary from $180,000 per year to $210,000 per year, and increased Mr. Uchimoto's salary from $190,000 to $210,000.

  The Committee did not authorize the grant of stock options to any executive officer during fiscal 2000, other than Mr. Weingard, who was granted a five-year option to purchase 100,000 shares of Common Stock at a price of $10.50 per share, in connection with the renegotiation of his Employment Agreement.

                                          K. Ivan F. Gothner, Chairman
                                          Thomas G. Brown
                                          Richard E. Butler

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

  The Company's independent auditors, Goldstein Golub Kessler LLP ("GGK"), have discussed with the Audit Committee the quality, in their judgment, as well as the acceptability of the Company's accounting principles as applied in its financial reporting. GGK, the Audit Committee and management have discussed matters such as the consistency, clarity and completeness of accounting policies and disclosures, the reasonableness of significant judgments and accounting estimates, significant audit adjustments, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

  GGK has disclosed to the Audit Committee, in writing, all relationships between GGK and its related entities and the Company and its related entities that, in GGK's professional judgment, may reasonably be thought to bear on independence and has confirmed that, in its professional judgment, GGK is independent of the Company within the meaning of the Securities Act of 1933, as amended. GGK has also discussed its independence with the Audit Committee.

  The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

                                          Richard E. Butler, Chairman
                                          Thomas G. Brown
                                          K. Ivan F. Gothner

                               PERFORMANCE GRAPH

  The following graph compares the percentage change in cumulative total stockholder return on our common stock since May 2, 1996, the date our shares began trading on The Nasdaq Stock Market, with the cumulative total return on the Russell 2000 Index and a Peer Group(1) over the same period. The comparison assumes $100 was invested on May 2, 1996 in the common stock and in each of the indices and assumes reinvestment of dividends, if any, from that date to May 31, 2000. The Company has not paid cash dividends on the common stock. Historic stock prices are not indicative of future stock price performance.


                                                              PERFORMANCE GRAPH

(1) The Peer Group consists of companies that provide products and/or services that are related to those of Ashton. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Ameritrade Holding Corporation, Donaldson Lufkin & Jenrette, E*Trade Group, Inc., Investment Technology Group, Inc., Knight Trimark Group, Inc., National Discount Brokers Group, Inc., and Track Data Corporation.

         PROPOSAL II: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF
             COMMON STOCK VOTE "FOR" THE APPROVAL OF PROPOSAL TWO.

  The Certificate of Incorporation currently authorizes the issuance of 60,000,000 shares of Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such dividends, if any, that are declared by the Board of Directors. The Common Stock has no other rights and there are no preemptive or sinking fund provisions applicable to the Common Stock. If the Company issues any additional shares of Common Stock, your rights as holders of Common Stock could be affected, your proportionate ownership interest in the Company could be diluted, and the value of your Common Stock could be reduced.

  On May 31, 2000, the Board approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 60,000,000 to 100,000,000. The form of the amendment approved by the Board and to be considered at the Annual Meeting is attached as Exhibit B to this Proxy Statement.

  As of June 30, 2000, the Company had 28,194,194 shares of Common Stock issued and outstanding, and of the remaining 31,805,806 authorized but unissued shares of Common Stock, the Company has reserved approximately 4,506,398 shares in connection with the conversion of Outstanding Preferred Stock, 4,550,219 shares in connection with the exercise of outstanding warrants, and 8,605,461 shares in connection with the possible exercise of the Company's options. Of those shares reserved for the possible exercise of the Company's options, 8,548,127 shares have been already granted, and 57,334 shares remain reserved for future grants. Therefore, of the 31,805,806 shares authorized and unissued, only 14,143,728 shares remain unissued and unreserved. The Board of Directors of the Company believes that this amount of unissued and unreserved shares of Common Stock is inadequate to provide the Company with the flexibility necessary to take advantage of corporate opportunities as they may arise.

  The purpose of Proposal Two is to authorize 40,000,000 additional shares of Common Stock. If this proposal is approved by the holders of Common stock, the increased number of authorized shares of Common Stock will be available for issuance from time to time pursuant to the Company's stock option plans, upon exercise of other warrants or options and for such purposes and consideration as the Board may approve without further stock holder approval, except such approval as may be required by law or the regulations of the Nasdaq Stock Market. Such purposes may include additional public and private issuances of Common Stock or Preferred Stock or other securities convertible into Common Stock in connection with financing transactions, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock option plans and other stock-based incentive or compensation programs, such as the 2000 Incentive Plan. The availability of additional shares of Common Stock for issuance, without delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

  The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending on the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock has no preemptive rights to purchase additional shares.

  The Board, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's holders of Common Stock, has the authority to issue Common Stock from time to time.

                 PROPOSAL III: ADOPTION OF 2000 INCENTIVE PLAN

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF
            COMMON STOCK VOTE "FOR" THE APPROVAL OF PROPOSAL THREE.

  At the annual meeting, stockholders will be asked to approve the 2000 Incentive Plan (the "Plan"). The Plan is designed to enable the Company to offer certain officers, key employees, directors and consultants of the Company and its subsidiaries equity interests in the Company and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and the Company's stockholders. The Plan is set forth in full as Exhibit C to this Proxy Statement and is incorporated herein by reference.

Administration

  The Plan will be administered by the Compensation Committee. The Compensation Committee, subject to the provisions of the Plan, will have the authority to determine and designate officers, key employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Compensation Committee may, in its sole discretion, accelerate the vesting of awards or extend the period during which an option may be exercised after an optionee ceases to be an employee, director or consultant of the Company, but not beyond the expiration of its stated term.

Types of Awards

  The Plan contains provisions for granting various awards, including non-qualified stock options, incentive stock options as defined in Section 422 of the Code, restricted stock, performance shares and performance units.

  Stock Options. A "stock option" is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted. The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Compensation Committee at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. Unless otherwise determined by the Compensation Committee, the option price may be paid in whole or in part in the form of Common Stock already owned by the participant or by reduction in the number of shares of Common Stock issuable upon such exercise, based on the fair market value of the Common Stock on the date of exercise.

  Options shall be exercisable at the times and subject to the conditions determined by the Compensation Committee at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee, director or consultant of the Company for any reason other than death, disability or retirement, any option exercisable on the date of the termination of employment may be exercised for a period of thirty days (unless otherwise determined by the Compensation Committee at or after the date of grant) or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee's death, disability or retirement, any option exercisable at the date of death or the date on which disability or retirement commenced may be exercised for a period of one year from the date of death or commencement of disability or retirement (unless otherwise determined by the Compensation Committee at or after the date of grant) or until the expiration of the stated term of the option, whichever period is shorter.

  Restricted Stock. "Restricted stock" are shares of Common Stock that will be issued to a recipient at the end of a restriction period specified by the Compensation Committee if he or she continues to be an employee, director or consultant of the Company. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and the Company will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of the Company for any reason (including death, disability or retirement) before the end of the restriction period, the restricted stock award will be forfeited.

  Performance Share. A "performance share" is an award of the right to receive stock at the end of a specified performance period only if specified performance goals are met. The Plan provides that performance goals may be based on the Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, costs or such other objective performance goals as may be established by the Compensation Committee from time to time. Performance shares shall be forfeited if the recipient ceases to be an employee, director or consultant during the performance period for any reason (including death, disability or retirement).

  Performance Unit. A "performance unit" is an award of the right to receive a fixed dollar amount, payable in cash or stock of an equivalent value, at the end of a specified performance period only if specified performance goals are met. The Plan provides that performance goals may be based on the Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, costs or such other objective performance goals as may be established by the Compensation Committee from time to time. Performance units will be forfeited if the recipient ceases to be an employee, director or consultant during the performance period for any reason (including death, disability or retirement).

  Forfeiture. Unless otherwise determined by the Compensation Committee at the time of grant, any award of stock options, restricted stock, performance shares or performance units will be immediately forfeited if the Compensation Committee finds (after full consideration of the facts presented on behalf of both the Company and the participant) that the participant breached his or her employment or service contract with the Company or has been engaged in disloyalty to the Company or has disclosed trade secrets or confidential information of the Company. In such event, the participant will also forfeit all shares of Common Stock for which the Company has not yet delivered the share certificates (upon refund by the Company of the option price in the case of stock options).

Eligibility

  Officers and other key employees, directors and consultants of the Company and its subsidiaries are eligible to be granted stock options, restricted stock, performance shares and performance units under the Plan. Eligibility shall be determined by the Compensation Committee. Approximately fifty (50) employees, eight (8) directors and nine (9) consultants are currently eligible to receive awards under the Plan.

Shares Subject to the Plan

  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 3,000,000. Such shares may be either authorized and unissued shares or issued shares reacquired by the Company and held in treasury. The Plan limits the number of shares of Common Stock with respect to which options may be granted to any individual during any calendar year to 500,000. It also limits the number of performance shares that may be awarded to any individual during any calendar year to 250,000 shares and the dollar amount of any performance units to $1,000,000. The aggregate number of shares issuable under the Plan, the maximum individual limit for option grants, and performance shares and the number of shares subject to options and awards outstanding under the Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split or other change in corporate structure affecting the Common Stock. Shares subject to options that expire, terminate or are cancelled unexercised, shares of restricted stock that have been forfeited to the Company and shares that are not issued as a result of forfeiture or termination of an award of performance shares may be reissued under the Plan.

Section 162(m)

  Under Section 162(m) of the Code, the Company may deduct, for federal income tax purposes, compensation paid to its chief executive officer and four other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any individual during any year, provided that compensation that qualifies as "performance-based compensation" is not counted toward the $1,000,000 limit. The Plan includes features necessary for certain awards thereunder to qualify as "performance-based compensation."

  To so qualify, stock options granted under the Plan must have an exercise price per share that is not less than the fair market value of a share of the Company's Common Stock on the date of grant. Performance shares and performance units may qualify for the exemption only if (i) the Compensation Committee establishes in writing objective performance goals for such awards no later than 90 days after the commencement of the performance period and
(ii) no payments are made to participants pursuant to the awards until the Compensation Committee certifies in writing that the applicable performance goals have been met.

Federal Tax Consequences

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  Non-Qualified Options. Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

  Incentive Options. An optionee is not taxed at the time an incentive option is granted. The tax consequences upon exercise and later disposition depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the option.

  If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not realize income upon exercise of the option and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

  If the optionee meets the employment rule but fails to observe the holding rule (a "disqualifying disposition"), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the option price. In both situations, the Company's tax deduction is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, the Company is not required to withhold any Federal income tax in the event of a disqualifying disposition.

  Different consequences will apply for an optionee subject to the alternative minimum tax.

  Restricted Stock. Recipients of shares of restricted stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to Federal income taxes until lapse or release of the restrictions on the shares. The recipient's income and the Company's deduction will be equal to the fair market value of the shares on the date of lapse or release of such restrictions.

  Performance Shares and Performance Units. A participant is not taxed upon the grant of performance shares or performance units. Upon receipt of the underlying shares or cash, he will be taxed at ordinary income tax rates on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding tax deduction. The participant's basis in any shares acquired pursuant to the settlement of performance shares or units will be equal to the amount of ordinary income on which he was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

  Withholding. The Company shall have the right to reduce the number of shares of Common Stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the Plan or otherwise.

Awards

  It is not possible to predict the individuals who will receive future awards under the Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Compensation Committee.

  On July 12, 2000, the closing price of a share of the Company's Common Stock on the Nasdaq Stock Market was $3.4375.

Termination or Amendment of the Plan

  The Board may at any time amend, discontinue, or terminate all or any part of the Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that the Company will seek the approval of the Company's stockholders for any amendment if such approval is necessary to comply with the Internal Revenue Code, federal or state securities laws or any other applicable rules or regulations. Unless sooner terminated, the Plan will expire on August 1, 2010 and no awards may be granted after that date.

                             INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Goldstein Golub Kessler LLP ("GGK") as independent auditors for the Company for the fiscal year which began on April 1, 2000. Representatives of GGK are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

  None.

                             FINANCIAL INFORMATION

  The Company's financial statements for the year ended March 31, 2000 are included in the Company's 2000 Annual Report to Stockholders, which is being mailed to the Company's stockholders with this Proxy Statement. The Company will provide, without charge, to each stockholder, upon such stockholder's written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, which was filed with the Securities and Exchange Commission, by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to the Secretary of the Company at 1900 Market Street, Suite 701, Philadelphia, PA 19103, telephone (215) 751-1900. The Company is incorporating by reference into this proxy statement the financial information in its Annual Report on Form 10-K, including the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For stockholder proposals to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, the Company must receive them not later than March 30, 2001. If any stockholder wishes to present a proposal to the 2001 Annual Meeting of Stockholders that is not included in the proxy statement relating to such meeting and fails to submit such proposal to the Secretary of the Company on or before June 13, 2001, then the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in its proxy statement. All proposals should be addressed to the Company at 1900 Market Street, Suite 701, Philadelphia, PA 19103, Attention: President. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to such Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and the Company's Bylaws at that time in effect.

                                 OTHER MATTERS

  Management does not know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors,
                                          /s/ Fredric W. Rittereiser
                                          Fredric W. Rittereiser
                                          Chairman and Chief Executive Officer

July 28, 2000

                                                                      EXHIBIT A

                       THE ASHTON TECHNOLOGY GROUP, INC.

                            AUDIT COMMITTEE CHARTER

  The Audit Committee (the "Committee") of the Board of Directors (the "Board") of The Ashton Technology Group, Inc. (the "Company"), will have the oversight responsibility, authority and specific duties as described below.

Composition

  The Committee will be comprised of three or more directors as determined by the Board. At least three of the members of the Committee will meet the independence and experience requirements of The Nasdaq Stock Market, Inc. (the "Nasdaq"). The members of the Committee will be elected annually at the organizational meeting of the full Board held in September and will be listed in the annual report to stockholders. One of the members of the Committee will be elected Committee Chair by the Board.

Responsibility

  The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent auditors, financial management and the Board. The Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

Authority

  Subject to prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

Meetings

  The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent auditors at least once each year and at other times when considered appropriate.

Attendance

  Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent auditors be present at Committee meetings.

Specific Duties

  In carrying out its oversight responsibilities, the Committee will:

  1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

  2. Review with the Company's management and independent auditors the Company's accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

  3. Review with the Company's management and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

  4. Review the scope, plan and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors.

  5. Review with management and the independent auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

  6. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

  7. Have a predetermined arrangement with the independent auditors that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to the filing of the Company's Form 10-Q. Also receive a written confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

  8. At the completion of the annual audit, review with management and the independent auditors the following:

    -- The annual financial statements and related footnotes and financial information to be included in the Company's annual report to stockholders and on Form 10-K.

    -- Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    -- Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    -- Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards ("SAS") 61, as amended by SAS 90, relating to the conduct of the audit. Further, receive a written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined by SAS 61, as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

       If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

  9. After preparation by management and review by the independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. The Audit Committee charter is to be published as an appendix to the proxy statement every three years.

  10. Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

  11. Meet with management and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material" or "serious." Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

  12. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

  13. Review with management and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company' employees that may have a material impact on the financial statements.

  14. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

  15. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the SEC, Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

  16. Consider results of the independent auditors' last peer review, litigation status and disciplinary actions, if any.

  17. Inquire of management and the independent auditors about significant risks or exposures that exist and assess the steps management has taken to minimize such risks and exposures to the Company or any of its subsidiaries.

  18. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of this area by management or the independent auditors.

                                                                      EXHIBIT B

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                       THE ASHTON TECHNOLOGY GROUP, INC.

                       ---------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                       ---------------------------------

  The Ashton Technology Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), hereby certifies as follows:

  1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on February 16, 1994 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded (the Certificate of Incorporation together with such amendments shall be hereinafter referred to as the "Certificate of Incorporation").

  2. The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read in full as follows:

    FOURTH: The total number of all classes of stock which the Corporation shall have authority to issue shall be 103,000,000, of which 100,000,000 shares shall be common stock, having a par value of $0.01 per share, and of which 3,000,000 shares shall be preferred stock, having a par value of $0.01 per share.

  3. The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Chief Executive
Officer and attested by its Secretary this            day of           , 2000.

                                          The Ashton Technology Group, Inc.


                                          By:__________________________________
                                                  Fredric W. Rittereiser
                                               Chairman and Chief Executive
                                                          Officer

[Corporate Seal]

Attest:


By:__________________________________
           Mark I. Salvacion
               Secretary

                                                                      EXHIBIT C

                       THE ASHTON TECHNOLOGY GROUP, INC.

                              2000 INCENTIVE PLAN

                                   ARTICLE I

                                    Purpose

  The purpose of this 2000 Incentive Plan (the "Plan") is to enable The Ashton Technology Group, Inc. (the "Company") to offer certain officers, key employees, directors and consultants of the Company and its subsidiaries equity interests in the Company and other incentive awards, including performance-based stock incentives, thereby attracting, retaining and rewarding such persons, and strengthening the mutuality of interests between such persons and the Company's stockholders.

                                  ARTICLE II

                                  Definitions

  For purposes of this Plan, the following terms shall have the following meanings:

  II.1 "Award" shall mean an award under this Plan of Stock Options, Restricted Stock, Performance Shares or Performance Units.

  II.2 "Board" shall mean the Board of Directors of the Company.

  II.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

  II.4 "Committee" shall mean the Compensation Committee of the Board, consisting of two or more Directors.

  II.5 "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

  II.6 "Disability" shall mean Total Disability as defined in the Company's long-term disability plan.

  II.7 "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock for such day as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, the Nasdaq Stock Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq for such day, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

  II.8 "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

  II.9 "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

  II.10 "Participant" shall mean an individual to whom an Award has been made pursuant to this Plan.

  II.11 "Performance Cycle" shall have the meaning set forth in Section 9.1.

  II.12 "Performance Period" shall have the meaning set forth in Section 8.1.

  II.13 "Performance Share" shall mean an Award made pursuant to Article VIII of this Plan of the right to receive Common Stock at the end of a specified Performance Period.

  II.14 "Performance Unit" shall mean an Award made pursuant to Article IX of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Cycle.

  II.15 "Restricted Stock" shall mean an Award of shares of Common Stock under this Plan that is subject to restrictions under Article VII.

  II.16 "Restriction Period" shall have the meaning set forth in Section
7.2(c).

  II.17 "Retirement" shall mean retirement from employment with the Company or one of its subsidiaries in accordance with the Company's 401(k) Plan.

  II.18 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI.

  II.19 "Termination of Employment" shall mean (a) termination of an employee's employment with the Company and all of its subsidiaries for reasons other than a military or personal leave of absence granted by the Company, (b) termination of a Director's service as a member of the Board or (c) termination of a consultant's consulting relationship with the Company.

                                  ARTICLE III

                                Administration

  III.1 The Committee. The Plan shall be administered and interpreted by the Committee.

  III.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to persons eligible under Article V: (i) Stock Options, (ii) Restricted Stock, (iii) Performance Shares and (iv) Performance Units. In particular, the Committee shall have the authority:

  (1) to select the persons eligible under Article V to whom Stock Options, Restricted Stock, Performance Shares and Performance Units may from time to time be granted hereunder;

  (2) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Performance Shares and Performance Units, or any combination thereof, are to be granted hereunder to one or more persons eligible under Article V;

  (3) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; and

  (4) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the term, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion).

  III.3 Guidelines. Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of this Plan and any Award granted under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent.

  III.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all Participants and their respective heirs, executors, administrators, successors and assigns.

                                  ARTICLE IV

                               Share Limitation

  IV.1 Shares. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 3,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. Any or all of such shares of Common Stock may be subject to awards of Incentive Stock Options. If any Option granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan. Further, if any shares of Restricted Stock granted hereunder are forfeited or any Award of Performance Shares terminates without the delivery of such shares, the shares subject to such Award, to the extent of such forfeiture or termination, shall again be available for the purposes of the Plan.

  IV.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under this Plan, in the maximum aggregate number of shares that may be issued with respect to Incentive Stock Options, in the maximum aggregate number of shares with respect to which Options or Performance Shares may be granted under this Plan to any individual during any calendar year, in the number and option price of shares subject to outstanding Options granted under this Plan, and in the number of shares subject to other outstanding Awards granted under this Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

                                   ARTICLE V

                                  Eligibility

  V.1 Employees. Officers and other key employees of the Company and its subsidiaries are eligible to be granted Awards under the Plan.

  V.2 Directors. Members of the Board are eligible to be granted Awards under the Plan, but Directors who are not employees of the Company may not be granted Incentive Stock Options.

  V.3 Consultants. Consultants are eligible to be granted Awards under the Plan, but may not be granted Incentive Stock Options.

                                  ARTICLE VI

                                 Stock Options

  VI.1 Options. Each Stock Option granted under this Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

  VI.2 Grants. The Committee shall have the authority to grant to any person eligible under Article V one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that no individual may be granted Stock Options for more than 500,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2) during any calendar year. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify as an Incentive Stock Option shall constitute a separate Non-Qualified Stock Option.

  VI.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

  VI.4 Terms of Options. Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (1) Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option, the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

    (2) Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

    (3) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date it is granted.

    (4) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The Committee may waive any installment exercise or waiting period provisions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

    (5) Method of Exercise. Subject to such installment exercise and waiting period provisions as may be imposed by the Committee, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. Such notice shall be accompanied by payment in full of the option price in such form as the Committee may accept and, if requested, by the representation described in Section 12.4. Unless otherwise determined by the Committee in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or by reduction in the number of shares of Common Stock issuable upon such exercise, based on the Fair Market Value of the Common Stock on the date of exercise. Upon payment in full of the option price and satisfaction of all of the conditions provided herein, stock certificates representing the number of shares of Common Stock to which the Participant is entitled shall be issued and registered in the name of, and delivered to, the Participant.

    (6) Death. Upon a Participant's death, unless otherwise determined by the Committee at or after the date of grant, any Stock Option held by such Participant that was exercisable at the date of death may thereafter be exercised by the legal representative of the Participant's estate for a period of one year from the date of the Participant's death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that was not exercisable at the date of the Participant's death shall terminate on such date.

    (7) Disability or Retirement. Upon a Participant's Termination of Employment as a result of a Disability (as determined by the Committee, in its sole discretion) or Retirement, unless otherwise determined by the Committee at or after the date of grant, any Stock Option held by such Participant that was exercisable on the date of such Termination of Employment may thereafter be exercised by the Participant for a period of one year from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that was not exercisable at the date of such Termination of Employment shall terminate on such date; provided, however, that, if the Participant dies within such one-year period, any unexercised Stock Option held by such Participant shall thereafter be exercisable by the legal representative of the Participant's estate to the extent to which it was exercisable at the date of the Participant's death, for a period of one year from the date of the Participant's death or until the expiration of the stated term of such Stock Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

    (8) Termination of Employment. Upon a Participant's Termination of Employment for any reason other than death, Disability or Retirement, unless otherwise determined by the Committee at or after the date of grant, any Stock Option held by such Participant that was exercisable at the date of such Termination of Employment may thereafter be exercised for a period thirty days from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option that was not exercisable at the date of such Termination of Employment shall terminate on such date.

    (9) Ten-Percent Stockholder Rule. Notwithstanding any other provision of this Plan to the contrary, no Incentive Stock Option shall be granted to any person who, immediately prior to the grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option, by its terms, expires no later than five years after the date of grant.

    (10) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

    Should the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

    (11) Committee Discretion. Notwithstanding any other provision of this Plan, upon a Participant's Termination of Employment for any reason (including death, Disability or Retirement), the Committee may, in its sole discretion, accelerate the exercisability of any outstanding Stock Option held by such Participant and/or extend the post-termination exercise periods set forth in subsections (f), (g) and (h) of this Section 6.4, provided that such post-termination exercise period may not extend beyond the expiration of the stated term of such Stock Option.

                                  ARTICLE VII

                               Restricted Stock

  VII.1 Awards of Restricted Stock. The Committee shall have the authority to grant Restricted Stock to any person eligible under Article V. The Committee shall determine to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and the other terms and conditions of the Awards, in addition to those set forth in Section 7.2.

  The provisions of Restricted Stock Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

  VII.2 Terms and Conditions. Restricted Stock awarded pursuant to this
Article VII shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (1) Award Certificate. Each Restricted Stock Award shall be evidenced by, and subject to the terms of, a Restricted Stock Award Certificate executed by the Company. The Restricted Stock Award Certificate shall specify the number of shares of Common Stock subject to the Award, the time or times within which such Restricted Stock is subject to forfeiture and the other terms, conditions and restrictions applicable to such Award.

    (2) Stock Certificates. When the restrictions applicable to a Restricted Stock Award, or any portion thereof, lapse, stock certificates representing the number of shares of Common Stock covered by such Restricted Stock Award, or portion thereof, shall be issued and registered in the name of, and delivered to, the Participant.

    (3) Restriction Period. Subject to the provisions of this Plan and the Restricted Stock Award Certificate, shares of Restricted Stock will be forfeited to the Company upon a Participant's Termination of Employment during a period set by the Committee commencing with the date of such Award (the "Restriction Period"). Subject to the provisions of this Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments. The Committee may waive such restrictions, in whole or in part, at any time after the date of grant, based on such factors as the Committee shall, in its sole discretion, deem appropriate.

    (4) Termination of Employment. Subject to the provisions of this Plan and the Restricted Stock Award Certificate, upon a Participant's Termination of Employment during the Restriction Period for any reason (including death, Disability or Retirement), all outstanding Restricted Stock Awards shall be forfeited to the Company.

                                 ARTICLE VIII

                              Performance Shares

  VIII.1 Award of Performance Shares. The Committee shall have the authority to grant Performance Shares to any person eligible under Article V. The Committee shall determine the persons to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be included in any Award, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the shares of Common Stock will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2.

  The provisions of Performance Share Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

  VIII.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article VIII shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (1) Conditions. The Committee, in its sole discretion, shall specify the Performance Period during which, and the conditions under which, the receipt of shares of Common Stock covered by the Performance Share Award will be deferred. The receipt of shares of Common Stock pursuant to a Performance Share Award shall be conditioned upon the attainment of one or more pre-established objective performance goals, within the meaning of
  Section 162(m) of the Code and regulations promulgated thereunder, established by the Committee. Such goals must be established in writing not later than 90 days after the commencement of the Performance Period, provided that the outcome is substantially uncertain at the time the goal is established (provided that in no event may the performance goal be established after 25% of the Performance Period has elapsed). The performance goals may be based on the Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, costs, or such other objective performance goals as may be established by the Committee from time to time.

    (2) Award Certificate. Each Performance Share Award shall be evidenced by, and subject to the terms of, a Performance Share Certificate executed by the Company. The Performance Share Certificate shall specify the number of shares of Common Stock subject to the Award, the applicable Performance Period, the applicable performance goals, and the other terms and conditions applicable to such Award.

    (3) Stock Certificates. If the Committee certifies in writing, after the expiration of the Performance Period, that the performance goals specified in the Performance Share Certificate and all other material terms of the Award have been satisfied, stock certificates representing the number of shares of Common Stock covered by the Performance Share Award shall be issued and registered in the name of, and delivered to, the Participant.

    (4) Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, the Performance Shares will be forfeited upon a Participant's Termination of Employment during the Performance Period for any reason (including death, Disability or Retirement).

  VIII.3 Individual Limit. The maximum number of shares of Common Stock that may be subject to Performance Share Awards granted to any individual during any calendar year shall be 250,000 shares (subject to any increase or decrease pursuant to Section 4.2).

                                  ARTICLE IX

                               Performance Units

  IX.1 Award of Performance Units. The Committee shall have the authority to grant Performance Units to any person eligible under Article V. The Committee shall determine the persons to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be included in any Award, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

  A Performance Unit shall have a fixed dollar value.

  The provisions of Performance Unit Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

  IX.2 Terms and Conditions. The Performance Units awarded pursuant to this
Article IX shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

    (1) Conditions. The Committee, in its sole discretion, shall specify the Performance Cycle during which, and the conditions under which, the Participant's right to Performance Units will be vested. The vesting of Performance Units shall be conditioned upon the attainment of one or more pre-established objective performance goals, within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, established by the Committee. Such goals must be established in writing not later than 90 days after the commencement of the Performance Cycle, provided that the outcome is substantially uncertain at the time the goal is established (provided that in no event may the performance goal be established after 25% of the Performance Cycle has elapsed). The performance goals may be based on the

  Company's stock price, return on assets, return on capital employed, return on shareholders' equity, earnings, earnings per share, total shareholder return, costs, or such other objective performance goals as may be established by the Committee from time to time.

    (2) Award Certificate. Each Performance Unit Award shall be evidenced by, and subject to the terms of, a Performance Unit Certificate executed by the Company. The Performance Unit Certificate shall specify the dollar value of the Award, the applicable Performance Cycle, the applicable performance goals, and the other terms and conditions applicable to such Award.

    (3) Vesting; Payment. If the Committee certifies in writing, after the expiration of the Performance Cycle, that the performance goals specified in the Performance Unit Certificate and all other material terms of the Award have been satisfied, the Performance Units will be vested and the Participant will receive payment of the amount specified in the Performance Unit Certificate as soon as practicable thereafter. Payment may be made in cash, shares of Common Stock or a combination of both, as determined by the Committee, in its sole discretion.

    (4) Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, the Performance Units will be forfeited upon a Participant's Termination of Employment during the Performance Cycle for any reason (including death, Disability or Retirement).

  IX.3 Individual Limit. The maximum dollar amount of Performance Unit Awards granted to any individual during any calendar year shall be $1,000,000.

                                   ARTICLE X

                           Termination or Amendment

  X.1 Termination or Amendment of Plan. The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, that the Company will seek the approval of the Company's stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities law or any other applicable rules or regulations.

  X.2 Amendment of Awards. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

                                  ARTICLE XI

                                 Unfunded Plan

  XI.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XII

                              General Provisions

  XII.1 Forfeiture. Unless otherwise provided in the applicable Stock Option Certificate, Restricted Stock Award Certificate, Performance Share Award Certificate or Performance Unit Certificate, upon a finding by the

Committee, after full consideration of the facts presented on behalf of both the Company and the Participant, that the Participant has breached his or her employment or service contract with the Company or one of its subsidiaries, or has been engaged in disloyalty to the Company or one of its subsidiaries, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or one of its subsidiaries, the Award shall immediately terminate and, in addition, the Participant shall automatically forfeit all shares of Common Stock for which the Company has not yet delivered the share certificates (upon refund by the Company of the option price in the case of Stock Options). Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

  XII.2 Nonassignment. Except as otherwise provided in this Plan, Awards made hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.

  XII.3 Rights as Shareholder. A Participant shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to an Award unless and until all applicable conditions have been satisfied and all applicable restrictions have lapsed and stock certificates representing such shares of Common Stock have been issued to such Participant.

  XII.4 Legend. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or stock market on which the Common Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  XII.5 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

  XII.6 No Right to Continued Service. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other person any right with respect to continuance of employment or consulting relationship with the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or a subsidiary to terminate a Participant's employment or consulting relationship at any time. Neither this Plan nor the grant of any Award hereunder shall give any Participant who is a member of the Board the right to continue as a Director or to be nominated by the Company for reelection as a Director.

  XII.7 Withholding of Taxes. The Company shall have the right to reduce the number of shares of Common Stock otherwise deliverable pursuant to this Plan by an amount that would have a Fair Market Value equal to the amount of all Federal, state and local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment to be made to a Participant, pursuant to this Plan or otherwise. In connection with such withholding, the Committee may make such arrangements as are consistent with the Plan as it may deem appropriate.

  XII.8 Listing and Other Conditions.

    (1) If the Common Stock is listed on a national securities exchange or the Nasdaq National Market System, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or stock market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or to receive shares pursuant to any other Award shall be suspended until such listing has been effected.

    (2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option or to receive shares pursuant to any other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

    (3) Upon termination of any period of suspension under this Section 12.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

  XII.9 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

  XII.10 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

  XII.11 Liability of Committee. No member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

  XII.12 Other Benefits. No payment pursuant to an Award under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

  XII.13 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

  XII.14 Severability. If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

  XII.15 Successors. This Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

  XII.16 Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting this Plan.

                                 ARTICLE XIII

                                 Term of Plan

  XIII.1 Effective Date. This Plan shall be effective as of the date of its approval by the Company's stockholders.

  XIII.2 Termination. No Award shall be granted pursuant to this Plan on or after the tenth anniversary of its approval by the Board, but Awards granted prior to such tenth anniversary may extend beyond that date.

                       THE ASHTON TECHNOLOGY GROUP, INC.
      PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 21, 2000
  The undersigned stockholder hereby appoints Arthur J. Bacci, Fredric W. Rittereiser and William W. Uchimoto, and each of them, each with full power to act alone and with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of The Ashton Technology Group, Inc. (the "Company"), to be held at 12:00 noon on Thursday, September 21, 2000, at The Wyndham Franklin Plaza Hotel at 17th and Race Street, Philadelphia, Pennsylvania, or at any postponements, continuations or adjournments thereof, and to vote all shares of common stock of the Company, par value $.01 per share, held by the signatory at the close of business on July 26, 2000, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof with respect to the matters described below.
  This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no direction is made, this proxy will be voted "FOR" the election of the nominees for Director listed below, "FOR" the approval of an amendment to the Company's Certificate of Incorporation and "FOR" the approval of the 2000 Incentive Plan. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.
  This proxy is solicited on behalf of the Board of Directors of the Company. The Board of Directors of the Company recommends that you vote "FOR" the nominees for Director, "FOR" the amendment of the Company's Certificate of Incorporation and "FOR" the approval of the 2000 Incentive Plan.
1.ELECTION OF DIRECTORS:
  Arthur J. Bacci, Thomas G. Brown, Richard E. Butler, K. Ivan F. Gothner, Herbert Kronish, Fredric W. Rittereiser, William W. Uchimoto and Fred S. Weingard.
                    [_] FOR       [_] WITHHELD
                                          [_] FOR ALL EXCEPT
  If you wish to withhold authority to vote your shares from any individual nominee(s), mark the "For All Except" box and strike a line through the name(s) of the nominee(s).

                  (Continued and to be SIGNED on Reverse Side)

X  Please mark your
   votes as in this example.

2.APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
  To approve and adopt the amendment to the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company from 60 million shares to 100 million shares.
                    [_] FOR       [_] AGAINST [_] ABSTAIN
3.APPROVAL OF 2000 INCENTIVE PLAN
  To approve and adopt the 2000 Incentive Plan.
                    [_] FOR       [_] AGAINST [_] ABSTAIN
  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT AND HEREBY REVOKES ALL PREVIOUSLY GRANTED PROXIES.
                                             Please be sure to sign and date
                                             this proxy

                                             Date: ____________________________

                                             __________________________________
                                             Stockholder sign here

                                             __________________________________
                                             Co-owner sign here

                                             Please sign this proxy
                                             exactly as your
                                             name(s) appear(s) on
                                             the books of the
                                             Company. Joint owners
                                             should each sign
                                             personally. Trustees
                                             and other fiduciaries
                                             should indicate the
                                             capacity in which they
                                             sign, and where more
                                             than one name appears,
                                             a majority must sign.
                                             If a corporation, this
                                             signature should be
                                             that of an authorized
                                             officer who should
                                             state his or her
                                             title.

     PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.